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                                                                      Exhibit 21

                                 Subsidiaries



              Hosp-Italia Industries, Inc. (Nevada) (Registrant)



                                      98%



                          Hospitalia, S.r.L. (Italy)



                                     100%



                      Days Master Italia, S.p.A. (Italy)